1Q23 Earnings Presentation Exhibit 99.2

2 Forward-Looking Statements Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Current Expected Credit Loss (“CECL”) Adoption On December 31, 2022, the Company adopted CECL and applied it retrospectively to the period beginning January 1, 2022 using the modified retrospective method of accounting. Results for reporting periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are recast as if the new standard had been applied since January 1, 2022.

First Quarter 2023 Highlights

Net Income & EPS	PTPP	ROAA & ROTCE[(1)]
$23.9 million	$42.1 million	1.32% ROAA
$0.64 per diluted share	2.32% PTPP ROA	16.20% ROTCE

Driving Organic Growth & Profitability

- Revenue up 17% YoY; Pre-Tax Pre-Provision Net Income growth of 24% YoY; EPS increased 14% YoY
- Solid broad-based loan growth of 5.5% annualized
- Net interest margin (FTE)[(1)] stood at 4.39%
  - Earning assets yields increased 41 bps
  - Loan yields expanding 52 bps
  - Deposit costs increased 42 bps
- Controlled expense management, maintained positive operating leverage

Stable Deposit Base & Strong Liquidity

- Total deposits up $117.5 million or 2.1% QoQ
  - Shift in mix driven by seasonal fluctuations, and migration to higher yielding alternatives
- Deposit base remained stable, and liquidity remains ample during a volatile period
  - Diversified and balanced deposit base, with 47% business and 53% consumer accounts
  - ~72% of total deposits insured by the FDIC
  - Liquidity coverage of uninsured deposits ~120% as of quarter end

Disciplined Credit & Capital Profile

- Disciplined through-the-cycle underwriting and proactive portfolio management
- Credit quality trends remained stable QoQ with:
  - NCOs of 0.09%, down 15 bps
  - NPA/Assets of 0.67%, up 12 bps
  - 30+ DLQs of 0.26%, down 2 bps
- ACL as percent of loans and leases of 1.64%, up QoQ
- CET1 and Total Capital ratios remained solid at 10.27% and 13.19%
  - TCE Ratio including HTM[(1)] is 8.66%

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Byline Bancorp, Inc. | 3 |

Loan and Lease Trends ($ in millions) Total Loans & Leases and Average Yield Portfolio Composition Total loans and leases were $5.5 billion at 1Q23, an increase of $74.6 million, or 5.5% annualized Originated $249.4 million in new loans, net of loan sales in 1Q23 compared to $268.6 million in 4Q22 Production driven by lease and commercial originations of $77.2 million and $70.2 million respectively Payoff activity increased by $57.0 million from 4Q22 Cumulative Loan Beta(1): 43% Highlights Total Loans and Leases % change QoQ YoY 1.4% 14.8% Utilization Rates 55% LTM Average Originations and Payoffs Cumulative Beta calculated as the change in yield on loans from 4Q21 to 1Q23 divided by the change in average Fed Funds from 4Q21 to 1Q23. 4

(1) $ Balance % of Portfolio Unguaranteed $376.5 6.8% Guaranteed 99.4 1.8% Total SBA 7(a) Loans $475.9 8.6% Unguaranteed $40.3 0.7% Guaranteed 21.6 0.4% Total USDA Loans $61.9 1.1% Unguaranteed Loan Portfolio by Industry A leading SBA 7(a) lender as of March 31, 2023 Closed $71.2 million loan commitments in 1Q23 SBA 7(a) portfolio $475.9 million, down $3.0 million from 4Q22 ACL/Unguaranteed loan balance ~ 9.3% Servicing $1.7 billion in government guaranteed loans for investors Government-Guaranteed Lending ($ in millions) On Balance Sheet SBA 7(a) & USDA Loans Total SBC Closed Loan Commitments Highlights Represents sectors with less than 5% of the total portfolio. 5

Cost of Interest Bearing Deposits Total deposits were $5.8 billion, up 8.4% annualized from 4Q22 Diversified deposit composition with limited concentrations and significant levels of relationship deposits Cost of deposits increased 42 bps in 1Q22, due to market rate increases and deposit mix changes Commercial deposits accounted for 47.3% of total deposits and represent 76.3% of all non-interest bearing deposits Cumulative total deposit beta remains low at ~23% since the beginning of the current tightening cycle Deposit Trends ($ in millions) Deposit Composition Highlights Average Non-Interest Bearing Deposits Deposit Beta(1) Interest-Bearing Deposits: 35% Total Deposits: 23% 6 Beta calculation is based on change in deposit cost divided by change in Fed Funds from 4Q21 to 1Q23. Total Deposits % change QoQ YoY 2.1% 5.1%

Granular Deposit Base

A **strength** of our franchise is our well **diversified** deposit base…

~72% of Total Deposits are FDIC Insured



Consumer Deposits, $3.0 billion
Commercial Deposits, $2.8 billion
Uninsured 50.0%
Insured 50.0%
Insured 92.0%
Uninsured 8.0%
Total Deposits
$5.8 Billion
as of 3/31/23

…with **limited concentration** and granular customer base providing a **stable** source of funding

Consumer Deposits[1]

$3.0 billion at 3/31/23

Customer Base
~105,000
Consumer Accounts

Granular Deposit Base
~$24,000
Average Account Balance



Total Franchise
38
Branches

Core banking footprint in key urban MSAs in Wisconsin and a broad footprint in Chicago, IL

Commercial Deposits

$2.8 billion at 3/31/23

Customer Base
~25,000
Commercial Accounts

Granular Deposit Base
~$115,000
Average Account Balance

(1) Excludes brokered deposits.

Byline Bancorp, Inc. | 7 |

Net interest income was $75.7 million, down 1.2% from 4Q22 Net interest margin decreased 1 basis point from 4Q22 to 4.38% Loan and lease yield of 6.83%, up 52 basis points from 4Q22 Interest Rate Sensitivity Terminated $100 million of pay fixed swaps at a gain of $5.7 million Executed $100 million of receive fixed swaps +$2.5 million in net interest income per 25 bps in Fed tightening NIM Bridge Net Interest Income and Net Interest Margin Trends Net Interest Income Highlights NIM, Yields, and Costs 8 Net Interest Income % change QoQ YoY -1.2% 29.8% Repricing Mix

Government Guaranteed Loan Sales $72.2 million of guaranteed loans sold in 1Q23, compared to $86.0 million in 4Q22 Loans held for sale decreased to $28.4 million in 1Q23 from $47.8 million in 4Q22 Non-interest income was $15.1 million, up 32.2% from 4Q22 Non-interest income trends remain stable QoQ, excluding FV mark on loan servicing asset Gain on sale margins improved driven by higher premiums, offset by lower volume of loans sold Volume Sold and Average Net Premiums Non-Interest Income Trends ($ in millions) Total Non-Interest Income Highlights Net Gains on Sales of Loans 9

(1) Non-interest expenses decreased to $48.8 million from $50.5 million in 4Q22, primarily attributable to: $1.4 million decrease in salaries and employee benefits mainly due to lower incentive compensation Decrease in other non-interest expense due to non-recurring leasehold charge in 4Q22 Increase in occupancy and equipment expense, net, primarily due to increases in real estate taxes and building maintenance Well-controlled expense base in the current environment Efficiency ratio stood at 52.10% at 1Q23 Positive Operating Leverage Non-Interest Expense Trends ($ in millions) Non-Interest Expense Highlights Efficiency Ratio 10 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Achieved positive operating leverage in 1Q23 despite inflationary environment Prudent and disciplined expense management to drive quarterly positive operating leverage

Note: Delinquencies represent accruing loans and leases past due 30 days or more. Delinquencies to Total Loans and Leases represent delinquencies divided by period end loans and leases. Delinquencies Asset Quality Trends ($ in millions) Net Charge-offs NPLs / Total Loans & Leases 11 NCO Ratio bps change QoQ YoY -15 bps 2 bps Allowance for Credit Losses (ACL) ($ in thousands)

Median: 53% Percent of Insured Deposits(2) Liquidity Position Strong Liquidity and Securities Portfolio Robust liquidity position supported by cash and substantial borrowing capacity $1.8 billion of available borrowing capacity Cash and cash equivalents of $284.2 million Cash + Secured borrowing capacity to uninsured deposits of 119.7% Securities to assets of 16% HTM portfolio of $2.7 million ($23,000 in unrealized losses) Loans/Deposits ratio down slightly at 95.4% QoQ % of Uninsured Deposits Industry Comparisons(1) >$500B $250B - $500B $100B - $250B $50B - $100B $10B - $50B $1B - $10B Median 47.1% 45.0% 50.2% 52.5% 43.8% 33.1% Byline Bank 27.9% 27.9% 27.9% 27.9% 27.9% 27.9% 12 Source: SNL Financial, and company filings. Financial data as of quarter ended December 31, 2022 or most recent available. Source: Company’s 2022 Form 10-K | Calculation: (total deposits uninsured deposits) / total consolidated deposits | Byline 2023 Proxy Peer Group. AFS Portfolio by Type No outstanding Discount Window or Bank Term Funding borrowings Posted $222 million to Bank Term Funding Program Proactively tested Fed Fund lines given market conditions $1.2 billion investment portfolio (~99.8% AFS); duration: 5.4 years Annual Securities Book Cash Flow: ~$130 million AOCI / TCE(1): ~16.9% Highlights

(2) (1) Return on Average Tangible Common Equity Strong Capital Position Capital Ratios 13 As reported prior to CECL adoption. Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Strong Capital Base Common Equity Tier 1 Capital Priorities: TCE operating target range is between 8% and 9%: currently at 8.66% $795.7 million total stockholders equity $450 million of balance sheet hedges to protect market value risk Capital levels are strong and significantly above regulatory requirements 1. Fund Organic Growth 2. Dividend 3. M&A 4. Buyback

2023 Strategic Priorities and Near-Term Outlook Commercial banking strategy focused on organic loan and deposit growth Maintain credit discipline and strong asset quality Investing in digital capabilities and automation Opportunistic M&A and talent additions Maintain a strong balance sheet and capital flexibility Disciplined loan and deposit pricing 14

1Q23 Earnings Presentation Appendix

CRE Portfolio: Office Represents 3.2% of Total Loans 16 Non-Owner Occupied Commercial Real Estate Portfolio d Total Loans & Leases $5.5 Billion as of 3/31/23 ($ in millions) 3/31/23 Multifamily $439.6 28.7% Industrial / Warehouse 493.3 32.2% Office 178.7 11.7% Retail 158.5 10.4% Senior Housing / Healthcare 35.1 2.3% Hotel / Motel 13.8 0.9% Mixed Use 16.9 1.1% Other 194.5 12.7% Total $1,530.4 27.7% % of NOO CRE Loans Note: Non-Owner Occupied CRE Portfolio includes construction, land, multi-family and non-owner occupied (NOO).

Office CRE Portfolio: Diversified Tenants and Markets NCOs / Average loans represents net charge-offs to average loans for the last twelve month period. Tenant Classification ($ in millions) 3/31/23 Illinois $90.5 North Carolina 26.0 Wisconsin 18.6 New Jersey 10.8 Ohio 9.8 Florida 8.3 Minnesota 5.5 Virginia 4.0 New Mexico 2.3 West Virginia 1.1 Michigan 1.0 Tennessee 0.8 Total Office $178.7 3/31/23 Avg. Commitment $3.4 million ACL % 1.1% NCO %(1) 0.00% 30+ DLQ % 1.4% NPL % 3.1% Criticized % 7% CRE Office: Geographic Mix by State Office Portfolio Metrics Office Portfolio Market Type 17

Five Quarter Financial Summary

(dollars in thousands, except per share data)	March 31, 2023	December 31, 2022	Recast September 30, 2022	Recast June 30, 2022	Recast March 31, 2022
	As of or For the Three Months Ended				
Income Statement					
Net interest income	$ 75,718	$ 76,604	$ 68,635	$ 61,760	$ 58,331
Provision (recapture) for credit losses	9,825	5,826	7,208	4,286	6,559
Non-interest income	15,145	11,455	12,043	14,273	19,543
Non-interest expense	48,800	50,500	46,041	43,585	43,956
Income before provision for income taxes	32,238	31,733	27,429	28,162	27,359
Provision for income taxes	8,293	7,366	7,020	6,382	5,961
Net income	23,945	24,367	20,409	21,780	21,398
Dividends on preferred shares	—	—	—	—	196
Net income available to common stockholders	$ 23,945	$ 24,367	$ 20,409	$ 21,780	$ 21,202
Diluted earnings per common share[1]	$ 0.64	$ 0.65	$ 0.55	$ 0.58	$ 0.56
Balance Sheet					
Total loans and leases HFI	$ 5,515,332	$ 5,421,258	$ 5,275,126	$ 5,167,716	$ 4,787,607
Total deposits	5,812,652	5,695,121	5,612,456	5,388,377	5,530,102
Tangible common equity[1]	638,218	606,929	575,321	593,555	613,698
Balance Sheet Metrics					
Loans and leases / total deposits	95.37%	96.03%	94.59%	96.23%	87.29%
Tangible common equity / tangible assets[1]	8.66%	8.42%	8.25%	8.65%	9.36%
Key Performance Ratios					
Net interest margin	4.38%	4.39%	4.03%	3.77%	3.78%
Efficiency ratio	52.10%	55.53%	55.07%	54.87%	54.40%
Adjusted efficiency ratio[1]	51.54%	54.50%	55.07%	54.87%	54.40%
Non-interest income to total revenues	16.67%	13.01%	14.93%	18.77%	25.09%
Non-interest expense to average assets	2.69%	2.76%	2.56%	2.51%	2.66%
Return on average assets	1.32%	1.33%	1.13%	1.25%	1.30%
Adjusted return on average assets[1]	1.35%	1.37%	1.13%	1.25%	1.30%
Pre-tax pre-provision return on average assets [1]	2.32%	2.05%	1.93%	1.87%	2.05%
Dividend payout ratio on common stock	14.06%	13.85%	16.36%	15.52%	16.07%
Tangible book value per common share[1]	$ 16.92	$ 16.19	$ 15.36	$ 15.76	$ 16.23

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Byline Bancorp, Inc. | 18

Non-GAAP Reconciliation 19 As of or For the Three Months Ended   Recast Recast Recast (dollars in thousands, except per share data) March 31, 2023 December 31, 2022 September30, 2022 June 30, 2022 March 31, 2022 Net income and earnings per share excluding significant items Reported Net Income $ 23,945 $ 24,367 $ 20,409 $ 21,780 $ 21,398 Significant items: Impairment charges on assets held for sale and ROU asset 20 372 — — — Merger-related expenses 489 538 — — — Tax benefit (56) (118) — — — Adjusted Net Income   $ 24,398   $ 25,159   $ 20,409   $ 21,780   $ 21,398 Reported Diluted Earnings per Share $ 0.64 $ 0.65 $ 0.55 $ 0.58 $ 0.56 Significant items: Impairment charges on assets held for sale and ROU asset — 0.01 — — — Merger-related expenses 0.01 0.01 — — — Tax benefit — — — — — Adjusted Diluted Earnings per Share   $ 0.65   $ 0.67   $ 0.55   $ 0.58   $ 0.56

Non-GAAP Reconciliation *(continued)*

(dollars in thousands)	As of or For the Three Months Ended March 31, 2023	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022
Adjusted non-interest expense:					
Non-interest expense	$ 48,800	$ 50,500	$ 46,041	$ 43,585	$ 43,956
Less: Significant items					
Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Merger-related expenses	489	538	—	—	—
Adjusted non-interest expense	$ 48,291	$ 49,590	$ 46,041	$ 43,585	$ 43,956
Adjusted non-interest expense ex. amortization of intangible assets:					
Adjusted non-interest expense	$ 48,291	$ 49,590	$ 46,041	$ 43,585	$ 43,956
Less: Amortization of intangible assets	1,455	1,596	1,611	1,868	1,596
Adjusted non-interest expense ex. amortization of intangible assets	$ 46,836	$ 47,994	$ 44,430	$ 41,717	$ 42,360
Pre-tax pre-provision net income:					
Pre-tax income	$ 32,238	$ 31,733	$ 27,429	$ 28,162	$ 27,359
Add: Provision for loan and lease losses	9,825	5,826	7,208	4,286	6,559
Pre-tax pre-provision net income	$ 42,063	$ 37,559	$ 34,637	$ 32,448	$ 33,918
Adjusted pre-tax pre-provision net income:					
Pre-tax pre-provision net income	$ 42,063	$ 37,559	$ 34,637	$ 32,448	$ 33,918
Add: Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Add: Merger-related expenses	489	538	—	—	—
Adjusted pre-tax pre-provision net income	$ 42,572	$ 38,469	$ 34,637	$ 32,448	$ 33,918
Tax Equivalent Net Interest Income					
Net interest income	$ 75,718	$ 76,604	$ 68,635	$ 61,760	$ 58,331
Add: Tax-equivalent adjustment	208	214	228	237	236
Net interest income, fully taxable equivalent	$ 75,926	$ 76,818	$ 68,863	$ 61,997	$ 58,567
Total revenues:					
Net interest income	$ 75,718	$ 76,604	$ 68,635	$ 61,760	$ 58,331
Add: Non-interest income	15,145	11,455	12,043	14,273	19,543
Total revenues	$ 90,863	$ 88,059	$ 80,678	$ 76,033	$ 77,874

Byline Bancorp, Inc. | 20 |

Non-GAAP Reconciliation *(continued)*

(dollars in thousands)	March 31, 2023	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022
	As of or For the Three Months Ended				
Tangible common stockholders' equity:					
Total stockholders' equity	$ 795,650	$ 765,816	$ 735,805	$ 755,648	$ 777,661
Less: Preferred stock	—	—	—	—	—
Less: Goodwill and other intangibles	157,432	158,887	160,484	162,094	163,962
Tangible common stockholders' equity	$ 638,218	$ 606,929	$ 575,321	$ 593,554	$ 613,699
Tangible assets:					
Total assets	$ 7,530,346	$ 7,362,941	$ 7,267,277	$ 7,124,030	$ 6,825,458
Less: Goodwill and other intangibles	157,432	158,887	160,484	162,094	163,962
Tangible assets	$ 7,372,914	$ 7,204,054	$ 7,106,793	$ 6,961,936	$ 6,661,496
Tangible assets, excluding accumulated other comprehensive loss:					
Tangible assets	$ 7,372,914	$ 7,204,054	$ 7,106,793	$ 6,961,936	$ 6,661,496
Less: Accumulated other comprehensive loss	(108,142)	(117,550)	(124,898)	(91,262)	(56,388)
Tangible assets, excluding accumulated other comprehensive loss:	$ 7,481,056	$ 7,321,604	$ 7,231,691	$ 7,053,198	$ 6,717,884
Tangible common stockholders' equity, excluding accumulated other comprehensive loss					
Tangible common stockholders' equity	$ 638,218	$ 606,929	$ 575,321	$ 593,554	$ 613,699
Less: Accumulated other comprehensive loss	(108,142)	(117,550)	(124,898)	(91,262)	(56,388)
Tangible common stockholders' equity, excluding accumulated other comprehensive loss	$ 746,360	$ 724,479	$ 700,219	$ 684,816	$ 670,087
Average tangible common stockholders' equity:					
Average total stockholders' equity	$ 784,289	$ 748,292	$ 765,821	$ 769,658	$ 822,053
Less: Average preferred stock	—	—	—	—	9,974
Less: Average goodwill and other intangibles	158,181	159,680	161,292	163,068	164,837
Average tangible common stockholders' equity	$ 626,108	$ 588,612	$ 604,529	$ 606,590	$ 647,242
Average tangible assets:					
Average total assets	$ 7,345,151	$ 7,266,053	$ 7,137,472	$ 6,966,564	$ 6,697,476
Less: Average goodwill and other intangibles	158,181	159,680	161,292	163,068	164,837
Average tangible assets	$ 7,186,970	$ 7,106,373	$ 6,976,180	$ 6,803,496	$ 6,532,639
Tangible net income available to common stockholders:					
Net income available to common stockholders	$ 23,945	$ 24,367	$ 20,409	$ 21,780	$ 21,202
Add: After-tax intangible asset amortization	1,066	1,170	1,181	1,369	1,170
Tangible net income available to common stockholders	$ 25,011	$ 25,537	$ 21,590	$ 23,149	$ 22,372
Adjusted tangible net income available to common stockholders:					
Tangible net income available to common stockholders	$ 25,011	$ 25,537	$ 21,590	$ 23,149	$ 22,372
Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Merger-related expenses	489	538	—	—	—
Tax benefit on significant items	(56)	(118)	—	—	—
Adjusted tangible net income available to common stockholders	$ 25,464	$ 26,329	$ 21,590	$ 23,149	$ 22,372

Byline Bancorp, Inc. | 21 |

Non-GAAP Reconciliation *(continued)*

(dollars in thousands, except share and per share data, ratios annualized, where applicable)	As of or For the Three Months Ended				
	March 31, 2023	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022
Pre-tax pre-provision return on average assets:					
Pre-tax pre-provision net income	$ 42,063	$ 37,559	$ 34,637	$ 32,448	$ 33,918
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Pre-tax pre-provision return on average assets	2.32%	2.05%	1.93%	1.87%	2.05%
Adjusted pre-tax pre-provision return on average assets:					
Adjusted pre-tax pre-provision net income	$ 42,572	$ 38,469	$ 34,637	$ 32,448	$ 33,918
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted pre-tax pre-provision return on average assets	2.35%	2.10%	1.93%	1.87%	2.05%
Net interest margin, fully taxable equivalent					
Net interest income, fully taxable equivalent	$ 75,926	$ 76,818	$ 68,863	$ 61,997	$ 58,567
Total average interest-earning assets	7,009,144	6,922,889	6,763,916	6,572,416	6,252,866
Net interest margin, fully taxable equivalent	4.39%	4.40%	4.04%	3.78%	3.80%
Non-interest income to total revenues:					
Non-interest income	$ 15,145	$ 11,455	$ 12,043	$ 14,273	$ 19,543
Total revenues	90,863	88,059	80,678	76,033	77,874
Non-interest income to total revenues	16.67%	13.01%	14.93%	18.77%	25.09%
Adjusted non-interest expense to average assets:					
Adjusted non-interest expense	$ 48,291	$ 49,590	$ 46,041	$ 43,585	$ 43,956
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted non-interest expense to average assets	2.67%	2.71%	2.56%	2.51%	2.66%
Adjusted efficiency ratio:					
Adjusted non-interest expense excluding amortization of intangible assets	$ 46,836	$ 47,994	$ 44,430	$ 41,717	$ 42,360
Total revenues	90,863	88,059	80,678	76,033	77,874
Adjusted efficiency ratio	51.54%	54.50%	55.07%	54.87%	54.40%
Adjusted return on average assets:					
Adjusted net income	$ 24,398	$ 25,159	$ 20,409	$ 21,780	$ 21,398
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted return on average assets	1.35%	1.37%	1.13%	1.25%	1.30%
Adjusted return on average stockholders' equity:					
Adjusted net income	$ 24,398	$ 25,159	$ 20,409	$ 21,780	$ 21,398
Average stockholders' equity	784,289	748,292	765,821	769,658	822,053
Adjusted return on average stockholders' equity	12.62%	13.34%	10.57%	11.35%	10.56%

Byline Bancorp, Inc. | 22 |

Non-GAAP Reconciliation *(continued)*

	As of or For the Three Months Ended				
	March 31, 2023	December 31, 2022	Recast September30, 2022	Recast June 30, 2022	Recast March 31, 2022
Tangible common equity to tangible assets:					
Tangible common equity	$ 638,218	$ 606,929	$ 575,321	$ 593,554	$ 613,699
Tangible assets	7,372,914	7,204,054	7,106,793	6,961,936	6,661,496
Tangible common equity to tangible assets	8.66%	8.42%	8.10%	8.53%	9.21%
Tangible common stockholders' equity, excluding accumulated other comprehensive loss to tangible assets, excluding accumulated other comprehensive loss					
Tangible common stockholders' equity, excluding accumulated other comprehensive loss	$ 746,360	$ 724,479	$ 700,219	$ 684,816	$ 670,087
Tangible assets, excluding accumulated other comprehensive loss:	7,481,056	7,321,604	7,231,691	7,053,198	6,717,884
Tangible common stockholders' equity, excluding accumulated other comprehensive loss to tangible assets, excluding accumulated other comprehensive loss	9.98%	9.90%	9.68%	9.71%	9.97%
Return on average tangible common stockholders' equity:					
Tangible net income available to common stockholders	$ 25,011	$ 25,537	$ 21,590	$ 23,149	$ 22,372
Average tangible common stockholders' equity	626,108	588,612	604,529	606,590	647,242
Return on average tangible common stockholders' equity	16.20%	17.21%	14.17%	15.31%	14.02%
Adjusted return on average tangible common stockholders' equity:					
Adjusted tangible net income available to common stockholders	$ 25,464	$ 26,329	$ 21,590	$ 23,149	$ 22,372
Average tangible common stockholders' equity	626,108	588,612	604,529	606,590	647,242
Adjusted return on average tangible common stockholders' equity	16.49%	17.75%	14.17%	15.31%	14.02%
Tangible book value per share:					
Tangible common equity	$ 638,218	$ 606,929	$ 575,321	$ 593,554	$ 613,699
Common shares outstanding	37,713,427	37,492,775	37,465,902	37,669,102	37,811,582
Tangible book value per share	$ 16.92	$ 16.19	$ 15.36	$ 15.76	$ 16.23
Accumulated other comprehensive loss to tangible common equity:					
Accumulated other comprehensive loss	$ 108,142	$ 117,550	$ 124,898	$ 91,262	$ 56,388
Tangible common equity	638,218	606,929	575,321	593,554	613,699
Accumulated other comprehensive loss to tangible common equity	16.9%	19.4%	21.7%	15.4%	9.2%

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